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                                   EXHIBIT 3


                             JOINT FILING AGREEMENT


    The undersigned, Marshall Financial Group, Inc. and Dennis M. Mathisen, hereby agree that this Schedule 13D relating to securities of IPI, Inc. shall be filed on behalf of each of them.

Dated: November 12, 1997
                                       MARSHALL FINANCIAL GROUP, INC.


                                       /s/ John A. Fischer
                                       ----------------------------------------
                                        By: John A. Fischer
                                        Its: Executive Vice President


                                       /s/ Dennis M. Mathisen
                                       ----------------------------------------
                                       Dennis M. Mathisen